UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 19, 2026

Unusual Machines, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41961	66-0927642
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5278 Major Blvd, Ste #250
Orlando, FL	32819
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 893-7663

N/A

(Former name or former address, if changed since last report.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01	UMAC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 19, 2026, Unusual Machines, Inc. (the “Company”) entered into a Placement Agency Agreement (the “Agreement”) with Dominari Securities LLC and JonesTrading Institutional Services LLC (combined together hereinafter referred to as the “Placement Agents”), relating to the confidentially marketed public offering (the “Offering”) of 8,823,529 shares of the Company’s common stock, at a price to the public of $17.00 per share. A copy of the Agreement is filed herewith as Exhibit 10.1. The Offering closed on March 23, 2026.

The Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agents, including for liabilities under the Securities Act of 1933 (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement.

The gross proceeds to the Company from the sale of the shares of common stock was approximately $150 million, before deducting Placement Agents fees and expenses, and other estimated offering related expenses, payable by the Company. The Company intends to use the net proceeds of the Offering to acquire additional inventory, general corporate purposes and working capital.

The common stock was offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration Statement No. 333-286413) filed with the Securities and Exchange Commission (the “Commission”) on April 7, 2025, and declared effective by the Commission on April 21, 2025, as supplemented by the preliminary prospectus supplement, filed with the Commission on March 19, 2026, and a final prospectus supplement filed with the Commission on March 23, 2026.

The foregoing description of the terms of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Agreement which is filed herewith as Exhibits 10.1 and is incorporated herein by reference.

Nason, Yeager, Gerson, Harris & Fumero, P.A., counsel to the Company, delivered an opinion as to the validity of the common stock, a copy of which is filed as Exhibit 5.1 to this Form 8-K and is incorporated herein by reference.

2

Item 7.01 Regulation FD Disclosure.

On March 20, 2026, the Company also issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in the press releases attached as Exhibit 99.1 to this Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit to this Report shall not be deemed to be incorporated by reference in the filings of the Company under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

5.1	Opinion of Nason, Yeager, Gerson, Harris & Fumero, P.A.

10.1	Placement Agency Agreement, dated as of March 19, 2026, by and among Unusual Machines, Inc., Dominari Securities, LLC and JonesTrading Institutional Services LLC

23.1	Consent of Nason, Yeager, Gerson, Harris & Fumero, P.A. (included in Exhibit 5.1).

99.1	Press Release dated March 20, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unusual Machines, Inc.

Date: March 23, 2026	By:	/s/ Brian Hoff
	Name:	Brian Hoff
	Title:	Chief Financial Officer

4